EXHIBIT 5
February 18, 2009
U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549
     Re:      Registration Statement on Form S-8
Ladies and Gentlemen:
     I serve as Corporate Secretary of Baldwin Technology Company, Inc., a Delaware corporation (the “Company”) and have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8, including the exhibits thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of 1,000,000 shares (the “Shares”) of Class A Common Stock, par value $.01 per share, which may be issued under the Company’s 2005 Equity Compensation Plan, as amended in August, 2008 (the “Plan”).
     In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan, the Restated Certificate of Incorporation of the Company, as amended to date, the By-Laws of the Company, and such other documents, records and other instruments of the Company as in my judgment are necessary or appropriate for purposes of this opinion.
     Based upon the foregoing, I am of the following opinion:
     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.
     2. The Shares, when issued in accordance with the terms of the Plan, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.
     I am expressing the opinions above as a member of the Bar of the State of Connecticut and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Helen P. Oster
Corporate Secretary